EXHIBIT 99.1
PROXY
PFSWEB, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                         , 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IF YOU CHOOSE TO SUBMIT YOUR PROXY VIA THE INTERNET OR BY
TOUCH-TONE TELEPHONE, THEN DO NOT RETURN THIS PROXY CARD.
       The undersigned, revoking all prior proxies, hereby appoints Mark C. Layton, Tom Madden and Harvey Achatz, and each of them, with full powers of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all of the shares of common stock of PFSweb, Inc. (“PFSweb”) which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the “Meeting”) to be held on                     , 2006, at 10:00 a.m. local time, at the principal offices of PFSweb at 500 North Central Expressway, Plano, TX 75074, as follows on the reverse, and in their discretion upon all other matters that may properly come before the Meeting by or at the direction of the board of directors, or at any adjournment or postponement thereof.
      The undersigned may revoke this proxy by filing with the Secretary of the Meeting, at or before the taking of the vote at the Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy, for the same shares or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself revoke this proxy. Any written notice of revocation or subsequent proxy must be received by the Secretary of the Meeting prior to the taking of the vote at the Meeting. The written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Meeting or should be sent so as to be delivered to PFSweb at 500 North Central Expressway, Plano, TX 75074, Attention: Secretary.
      The board of directors recommends a vote “FOR” the issuance of PFSweb common stock pursuant to the Agreement and Plan of Merger, dated as of November 29, 2005 (the “Merger Agreement”), by and among PFSweb, Red Dog Acquisition Corp., a wholly owned subsidiary of PFSweb, and eCOST.com, Inc. (“eCOST”).
      The board of directors also recommends a vote “FOR” the proposed amendment to the PFSweb Amended and Restated Certificate of Incorporation to increase the number of authorized shares of PFSweb common stock from 40 million shares to 75 million shares.
      If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

      Proposals 1 and 2 are more fully described in the joint proxy statement/ prospectus that accompanies this proxy. You are encouraged to read the joint proxy statement/ prospectus carefully.
      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If properly executed and no direction is given, this proxy will be voted “FOR” Proposals 1, 2 and 3. The board of directors recommends a vote “FOR” Proposals 1, 2 and 3.

Proposal 1.	to approve the issuance of PFSweb common stock, $0.001 par value, pursuant to the Agreement and Plan of Merger, dated as of November 29, 2005, by and among PFSweb, Inc., Red Dog Acquisition Corp., a wholly owned subsidiary of PFSweb, and eCOST.com, Inc. In the merger, Red Dog Acquisition Corp. will merge with and into eCOST, with eCOST surviving the merger as a wholly owned subsidiary of PFSweb. eCOST stockholders will receive one share of PFSweb common stock for each share of eCOST common stock held immediately prior to the merger.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

Proposal 2.	to approve the amendment to the PFSweb Amended and Restated Certificate of Incorporation to increase the number of authorized shares of PFSweb common stock, $0.001 par value, from 40 million shares to 75 million shares.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

Proposal 3.	to grant discretionary authority to adjourn the meeting, if necessary, to solicit additional proxies with respect to proposals 1 and/or 2.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN
      In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the special meeting OR any adjournments or postponements thereof.
      The undersigned acknowledges receipt from PFSweb, prior to the execution of this proxy, of the Notice of Special Meeting and accompanying joint proxy statement/ prospectus relating to the Meeting.

DATED: , 2006

Signature

Signature
      Please sign exactly as your name appears on this proxy card. When shares are held jointly, both must sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee, guardian or similar capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Where applicable, indicate your official position or representative capacity.

PROXY VOTING INSTRUCTIONS
      There are three ways to vote your Proxy
      Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-          -          -           — QUICK*** EASY*** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until (CT) on , 2006.

•	You will be prompted to follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/pdyn/ — QUICK*** EASY*** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until (CT) on , 2006.

•	You will be prompted to follow the instructions as displayed on the web site.
VOTE BY MAIL
      Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.
      If you vote by Phone or Internet, please do not mail your Proxy Card